UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

May 21, 2012

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Commission File No. 001-33057

CATALYST PHARMACEUTICAL PARTNERS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	76-0837053
(State Or Other Jurisdiction Of	(IRS Employer
Incorporation Or Organization)	Identification No.)

355 Alhambra Circle, Suite 1500 Coral Gables, Florida 33134 (Address Of Principal Executive Offices)

(305) 529-2522

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Enrollment of Phase II(b) Clinical Trial for CPP-109

On May 21, 2012, the Company issued a press release announcing that patient enrollment in its Phase II(b) clinical trial evaluating its product candidate, CPP-109, for the treatment of cocaine addiction has been completed. A copy of the Company’s press release is Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Results of Phase I(a) Clinical Trial for CPP-109

On May 22, 2012 the Company reported positive results from its Phase I(a) clinical trial evaluating the safety, tolerability and pharmacokinetics profile of CPP-115. The study demonstrated that CPP-115 was well tolerated at all six doses administered in the study.

The study was a double-blind, placebo-controlled, single ascending dose of CPP-115 solution administered orally to 55 healthy volunteers in seven cohorts of eight subjects each (one had seven subjects) with six subjects randomized to CPP-115 and two subjects randomized to placebo and with doses ranging from 5 mg to 500 mg (a dose greater than ten times the predicted effective dose based on animal models of 15-30 mg per day).

The key findings of the study included:

•	there were no serious or adverse events, and no cardiovascular or respiratory events were reported in the study;

•	CPP-115 was rapidly absorbed (time to peak blood concentration was about 30 minutes);

•	an elimination half-life of four to six hours; and

•

peak serum concentration increased in a dose proportional basis over the range of doses studied, while there was a greater than proportional increase in AUC, a method of measurement of the bioavailability of a drug based on a plot of blood concentrations sampled at frequent intervals, on the dose range.

On May 22, 2012, the Company issued a press release announcing the above-described results of the Company’s Phase I(a) clinical trial for CPP-115. A copy of the Company’s press release is Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued by the Company on May 21, 2012

99.2	Press release issued by the Company on May 22, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceutical Partners, Inc.

By:	/s/ Alicia Grande
Alicia Grande
Vice President, Treasurer and CFO

Dated: May 22, 2012